Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 22, 2022, relating to the financial statements of Tiga Acquisition Corp which is contained in that Prospectus..

/s/ WithumSmith+Brown, PC

New York, New York
February 13, 2023